                                                                     Exhibit 4.1

                      PATRIOT AMERICAN HOSPITALITY, INC.

                              1995 INCENTIVE PLAN


                            AS AMENDED AND RESTATED

                             AS OF MARCH 24, 1997

                      PATRIOT AMERICAN HOSPITALITY, INC.
                              1995 INCENTIVE PLAN
                            AS AMENDED AND RESTATED
                             AS OF MARCH 24, 1997


                               TABLE OF CONTENTS


                                                                       Page
                                                                       ----
ARTICLE I - DEFINITIONS...................................................1
         1.01     Administrator...........................................1
         1.02     Affiliate...............................................1
         1.03     Agreement...............................................1
         1.04     Board...................................................1
         1.05     Code....................................................1
         1.06     Committee...............................................1
         1.07     Common Stock............................................1
         1.08     Company.................................................1
         1.09     Deferred Stock Unit.....................................1
         1.10     Dividend Equivalent Right...............................2
         1.11     Exchange Act............................................2
         1.12     Fair Market Value.......................................2
         1.13     Option..................................................2
         1.14     Participant.............................................2
         1.15     Performance Shares......................................2
         1.16     Plan....................................................2
         1.17     Stock Award.............................................2
         1.18     Ten Percent Shareholder.................................3

ARTICLE II - PURPOSES.....................................................3

ARTICLE III - ADMINISTRATION..............................................3

ARTICLE IV - ELIGIBILITY..................................................5

ARTICLE V - STOCK SUBJECT TO PLAN.........................................5
         5.01     Shares Issued...........................................5
         5.02     Aggregate Limit.........................................5
         5.03     Reallocation of Shares..................................5

ARTICLE VI - OPTIONS......................................................6
         6.01     Award...................................................6
         6.02     Option Price............................................6
         6.03     Maximum Option Period...................................7
         6.04     Nontransferability......................................7
         6.05     Transferable Options....................................7
         6.06     Employee Status.........................................8
         6.07     Exercise................................................8
         6.08     Payment.................................................9
         6.09     Shareholder Rights......................................9

                                      (i)


                                                                        Page
                                                                        ----
         6.10     Disposition of Stock.....................................9

ARTICLE VII - STOCK AWARDS................................................10
         7.01     Award...................................................10
         7.02     Vesting.................................................10
         7.03     Performance Objectives..................................10
         7.04     Employee Status.........................................11
         7.05     Shareholder Rights......................................11

ARTICLE VIII - PERFORMANCE SHARE AWARDS...................................11
         8.01     Award...................................................12
         8.02     Earning the Award.......................................12
         8.03     Payment.................................................12
         8.04     Shareholder Rights......................................13
         8.05     Nontransferability......................................13
         8.06     Transferable Performance Shares.........................13
         8.07     Employee Status.........................................14

ARTICLE IX - DEFERRED STOCK UNITS.........................................14
         9.01     Elections to Receive Deferred Stock Units in Lieu of
                  Compensation............................................14
         9.02     Terms and Conditions....................................14
         9.03     Form of Payment.........................................14
         9.04     Shareholder Rights......................................15
         9.05     Nontransferability......................................15

ARTICLE X - DIVIDEND EQUIVALENT RIGHTS....................................15
         10.01    Awards..................................................15
         10.02    Payment.................................................16
         10.03    Shareholder Rights......................................16
         10.04    Nontransferability......................................16

ARTICLE XI - CHANGE IN CONTROL PROVISIONS.................................17

ARTICLE XII - ADJUSTMENT UPON CHANGE IN COMMON STOCK......................19
         12.01    Adjustments.............................................19
         12.02    Mergers or Other Corporate Transaction..................20

ARTICLE XIII - COMPLIANCE WITH LAW........................................21

ARTICLE XIV - GENERAL PROVISIONS..........................................22
         14.01    Effect on Employment and Service........................22
         14.02    Unfunded Plan...........................................22
         14.03    Rules of Construction...................................23

ARTICLE XV - AMENDMENT....................................................23

ARTICLE XVI - DURATION OF PLAN............................................23

ARTICLE XVII - EFFECTIVE DATE OF PLAN.....................................23

                                     (ii)

                       PATRIOT AMERICAN HOSPITALITY, INC.
                               1995 INCENTIVE PLAN
                             AS AMENDED AND RESTATED
                              AS OF MARCH 24, 1997

                               1. - DEFINITIONS
                               ----------------

         1.01 Administrator means the Committee and any delegate of the
              -------------
Committee that is appointed in accordance with Article III.

         1.02 Affiliate means any "subsidiary" or "parent" corporation (within
              ---------
the meaning of Section 424 of the Code) of the Company.

         1.03 Agreement means a written agreement (including any amendment or
              ---------
supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an award of Performance Shares or an award of Deferred Stock Units, Options or Dividend Equivalent Right granted to such Participant.

         1.04 Board means the Board of Directors of the Company.
              -----

         1.05 Code means the Internal Revenue Code of 1986, and any
              ----
amendments thereto.

         1.06 Committee means the Compensation Committee of the Board.  Each
              ---------
member of the Committee shall be an "outside director" within the meaning of
Section 162(m) of the Code and the regulations promulgated thereunder and a "non-employee director" within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Exchange Act.

         1.07 Common Stock means the common stock of the Company.
              ------------

         1.08 Company means Patriot American Hospitality, Inc.
              -------

         1.09 Deferred Stock Unit means an award granted pursuant to Article IX
              -------------------
which entitles the holder to defer receipt of current cash compensation in exchange for a right to receive shares of Common Stock in the future at the price or prices set forth in the Agreement.

         1.10 Dividend Equivalent Right means an award granted pursuant to
              -------------------------
Article X which entitles the holder to receive compensation based on cash dividends payable by the Company with respect to its Common Stock.

         1.11 Exchange Act means the Securities Exchange Act of 1934, as amended
              ------------
and as in effect on the date of this Agreement.

         1.12 Fair Market Value means, on any given date, the highest closing
              -----------------
price of a share of Common Stock reported on the New York Stock Exchange. In any case, if no sale of Common Stock is made on the New York Stock Exchange on that date, then Fair Market Value shall be determined as of the next preceding day on which there was a sale.

         1.13 Option means a stock option that entitles the holder to purchase
              ------
from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

         1.14 Participant means an employee of the Company or an Affiliate, a
              -----------
member of the Board, or an individual whose efforts contribute to the performance or success of the Company or an Affiliate, who satisfies the requirements of Article IV and is selected by the Administrator to receive a Stock Award, an Option, an award of Performance Shares, Dividend Equivalent Right or Deferred Stock Units or a combination thereof.

         1.15 Performance Shares means an award, in the amount determined by the
              ------------------
Administrator and specified in an Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive a payment for each specified share equal to the Fair Market Value of Common Stock on the date of payment.

         1.16 Plan means the Patriot American Hospitality, Inc. 1995 Incentive
              ----
Plan.

         1.17 Stock Award means Common Stock awarded to a Participant under
              -----------
Article VII.

         1.18 Ten Percent Shareholder means any individual owning more than ten
              -----------------------
percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

                                  2. - PURPOSES
                                  -------------

         The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code ("incentive stock options") and Options not so qualifying, and the grant of Stock Awards, Performance Shares, Deferred Stock Units and Dividend Equivalent Rights. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

                               3. - ADMINISTRATION
                               -------------------

         The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Stock Awards, Performance Shares, Options, Deferred Stock Units and Dividend Equivalent Rights upon such terms (not inconsistent with the provisions of this Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or on the transferability or forfeitability of any award. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Option may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or the time at which Performance Shares, Deferred Stock Units and Dividend Equivalent Rights may be settled. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or award. All expenses of administering this Plan shall be borne by the Company.

         The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee's authority and duties with respect to grants and awards to individuals who are not "covered employees" within the meaning of Section 162(m) of the Code or subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.
                                4. - ELIGIBILITY
                                ----------------

         Any employee of the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan) or a person whose efforts contribute to the performance or success of the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this
Plan) is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate. Directors of the Company are also eligible to participate in this Plan.
                           5. - STOCK SUBJECT TO PLAN
                           --------------------------

         5.01 Shares Issued. Upon the award of shares of Common Stock pursuant
              -------------
to a Stock Award, the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of an Option, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

         5.02 Aggregate Limit. The maximum aggregate number of shares of Common
              ---------------
Stock that may be issued under this Plan is increased from 2,000,000 shares to 5,000,000 shares. The maximum aggregate number of shares that may be issued under this Plan shall be subject to adjustment as provided in Article XII.

         5.03 Reallocation of Shares. If an Option is terminated, in whole or in
              ----------------------
part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other awards to be granted under this Plan. If an award of Deferred Stock Units is terminated, in whole or in part, for any reason other than its settlement, the number of shares of Common Stock underlying such award or portion thereof may be reallocated to other awards to be granted under this Plan. If an award of Performance Shares or Stock Award is terminated, in whole or in part, the number of shares of Common Stock allocated to the Performance Share award, Stock Award or portion thereof may be reallocated to other awards to be granted under this Plan.
                                  6. - OPTIONS
                                  ------------

         6.01 Award. In accordance with the provisions of Article IV, the
              -----
Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards; provided, however, that no individual may be granted Options in any calendar year covering more than 2,600,000 shares of Common Stock.

         6.02 Option Price. The price per share for Common Stock purchased on
              ------------
the exercise of an Option shall be determined by the Administrator on the date of grant; provided, however, that the price per share for Common Stock purchased on the exercise of any Option shall not be less than the Fair Market Value on the date of grant or, with respect to Options granted in connection with the initial employment of an individual following the effective date of the registration statement relating to the Company's initial public offering of Common Stock, eighty-five percent (85%) of the Fair Market Value on the date the Option is granted. Notwithstanding the preceding sentence, the price per share for Common Stock purchased on the exercise of any Option that is an incentive stock option shall not be less than the Fair Market Value on the date the Option is granted or, in the case of an incentive stock option granted to an individual who is a Ten Percent Shareholder on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted.

         6.03 Maximum Option Period. The maximum period in which an Option may
              ---------------------
be exercised shall be determined by the Administrator on the date of grant, except that no Option that is an incentive stock option shall be exercisable after the expiration of ten years from the date such Option was granted. In the case of an incentive stock option that is granted to a Participant who is a Ten Percent Shareholder on the date of grant, such option shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option that is an incentive stock option may provide that it is exercisable for a period less than such maximum period.

         6.04 Nontransferability. Except as provided in Section 6.05, each
              ------------------
Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. During the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

         6.05 Transferable Options. Section 6.04 to the contrary
              --------------------
notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners or a charitable organization; provided, however, that the Participant may not receive any consideration for the transfer. In addition to transfers described in the preceding sentence the Administrator may grant Options that are not incentive stock options that are transferable on other terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant.

         6.06 Employee Status. For purposes of determining the applicability of
              ---------------
Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

         6.07 Exercise. Subject to the provisions of this Plan and the
              --------
applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for stock having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.

         6.08 Payment. Unless otherwise provided by the Agreement, payment of
              -------
the Option price shall be made in cash or a cash equivalent acceptable to the Administrator. If the Agreement provides, payment of all or part of the option price may be made by surrendering shares of Common Stock to the Company that are not then subject to restrictions under any Company plan and that have been beneficially owned by the Participant for at least six months. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the option price of the shares for which the Option is being exercised. If the Agreement provides, payment of all or part of the option price may be made by the Participant delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

         6.09 Shareholder Rights. No Participant shall have any rights as a
              ------------------
shareholder with respect to shares subject to his Option until the date of exercise of such Option.

         6.10 Disposition of Stock. A Participant shall notify the Company of
              --------------------
any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

                                7. - STOCK AWARDS
                                -----------------

         7.01 Award. In accordance with the provisions of Article IV, the
              -----
Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards.

         7.02 Vesting. The Administrator, on the date of the award, may
              -------
prescribe that a Participant's rights in the Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. If imposed, the period of restriction shall be at least three years; provided, however, that the minimum period of restriction shall be at least one year in the case of a Stock Award that will become transferable and nonforfeitable on account of the satisfaction of performance objectives prescribed by the Administrator. The Administrator may also provide in the Agreement that a Stock Award is not subject to any restrictions.

         7.03 Performance Objectives. In accordance with Section 7.02, the
              ----------------------
Administrator may prescribe that Stock Awards will become vested or transferable or both based on objectives stated with respect to the Company's, an Affiliate's or an operating unit's return on equity, funds from operations, cash available for distribution, earnings per share, total earnings, earnings growth, return on capital, return on assets, or Fair Market Value of the Common Stock. If the Administrator, on the date of award, prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, the shares subject to such Stock Award shall become nonforfeitable and transferable only to the extent that the Administrator certifies that such objectives have been achieved.

         7.04 Employee Status. In the event that the terms of any Stock Award
              ---------------
provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

         7.05 Shareholder Rights. Prior to their forfeiture (in accordance with
              ------------------
the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares of

Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.

                          8. - PERFORMANCE SHARE AWARDS
                          -----------------------------

         8.01 Award. In accordance with the provisions of Article IV, the
              -----
Administrator will designate each individual to whom an award of Performance Shares is to be made and will specify the number of shares of Common Stock covered by such awards.

         8.02 Earning the Award. The Administrator, on the date of the grant of
              -----------------
an award, may prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares only upon the satisfaction of certain requirements or the attainment of certain objectives. By way of example and not of limitation, the restrictions may provide that Performance Shares will be forfeited without payment if the Participant separates from the service of the Company and its Related Entities before the expiration of a stated term or unless the Company, an Affiliate or an operating unit achieves objectives stated with reference to the Company's an Affiliate's or an operating unit's return on equity, funds from operations, cash available for distribution, earnings per share, total earnings, earnings growth, return on capital, return on assets or Fair Market Value of the Common Stock. If the Administrator, on the date of award, prescribes that no payments will be made with respect to Performance Shares unless performance objectives stated with respect to the foregoing criteria are attained, no such payment will be made unless, and then only to the extent that, the Administrator certifies that such objectives have been achieved.

         8.03 Payment. In the discretion of the Administrator, the amount
              -------
payable when an award of Performance Shares is earned may be settled in cash, by the issuance of Common Stock or a combination of cash and Common Stock. A fractional share shall not be deliverable when an award of Performance Shares is earned, but a cash payment will be made in lieu thereof.

         8.04 Shareholder Rights. No Participant shall, as a result of receiving
              ------------------
an award of Performance Shares, have any rights as a shareholder until and to the extent that the award of Performance Shares is earned and settled by the issuance of Common Stock. After an award of Performance Shares is earned, if settled completely or partially in Common Stock, a Participant will have all the rights of a shareholder with respect to such Common Stock.

         8.05 Nontransferability. Except as provided in Section 8.06,
              ------------------
Performance Shares granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Performance Shares shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

         8.06 Transferable Performance Shares. Section 8.05 to the contrary
              -------------------------------
notwithstanding, if the Agreement provides, an award of Performance Shares may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners or a charitable organization; provided, however, that the Participant may not receive any consideration for the transfer. In addition to transfers described in the preceding sentence the Administrator may grant Performance Shares that are transferable on other terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of Performance Shares transferred pursuant to this section shall be bound by the same terms and conditions that governed the Performance Shares during the period that they were held by the Participant.

         8.07 Employee Status. In the event that the terms of any Performance
              ---------------
Share award provides that no payment will be made unless the Participant completes a stated period of employment, the Administrator may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

                            9. - DEFERRED STOCK UNITS
                            -------------------------

         9.01 Elections to Receive Deferred Stock Units in Lieu of Compensation.
              -----------------------------------------------------------------
Upon the request of a Participant and with the consent of the Administrator, each such Participant may, pursuant to an advance written election delivered to the Company no later than the date specified by the Administrator, elect to defer receipt of all or a portion of the cash compensation otherwise due to such Participant. The amount of the deferred compensation shall be converted to Deferred Stock Units at the Fair Market Value of the Common Stock (or such other lower price determined by the Administrator) on the date the cash compensation would otherwise be paid.

         9.02 Terms and Conditions. At the time the Participant makes a deferred
              --------------------
compensation election, the Administrator shall direct the Company to enter into an Agreement with the Participant which sets forth the terms and conditions of deferral, including the timing of payment and any vesting schedule. During the term of deferral, the Participant's Deferred Stock Units will be credited with Dividend Equivalent Rights.

         9.03 Form of Payment. Deferred Stock Units shall be settled in shares
              ---------------
of Common Stock, in a single installment or installments. A fractional share of Deferred Stock Unit shall be settled in cash.

         9.04 Shareholder Rights. No Participant shall, as a result of receiving
              ------------------
Deferred Stock Units, have any rights as a shareholder until and to the extent that the Deferred Stock Units are settled by the issuance of Common Stock. After the Deferred Stock Units are settled in Common Stock, a Participant will have all the rights of a shareholder with respect to such Common Stock.

         9.05 Nontransferability. Deferred Stock Units shall be nontransferable
              ------------------
except by will or by the laws of descent and distribution. No right or interest of a Participant in any Deferred Stock Units shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

                        10. - DIVIDEND EQUIVALENT RIGHTS
                        --------------------------------

         10.01 Awards. In accordance with the provisions of Article IV, the
               ------
Administrator will designate each individual to whom an award of Dividend Equivalent Rights is to be made. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would be paid on the shares of Common Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares were held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Participant as a component of another award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. A Dividend Equivalent Right granted as a component of another award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another award may also contain terms and conditions different from such other award.

         10.02 Payment. In the discretion of the Administrator and as provided
               -------
in the Agreement, Dividend Equivalent Rights may be settled in cash or shares of Common Stock or a combination thereof, in a single installment or installments.

         10.03 Shareholder Rights. No Participant shall, as a result of
               ------------------
receiving an award of Dividend Equivalent Rights, have any rights as a shareholder until and to the extent that the award of Dividend Equivalent Rights is earned and settled by the issuance of Common Stock. After an award of Dividend Equivalent Rights is earned, if settled completely or partially in Common Stock, a Participant will have all the rights of a shareholder with respect to such Common Stock.

         10.04 Nontransferability. Unless otherwise provided in the Agreement,
               ------------------
Dividend Equivalent Rights granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Dividend Equivalent Right shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

                       11. - CHANGE IN CONTROL PROVISIONS
                       ----------------------------------

         (a) A "Change in Control" with respect to the Company shall be deemed to have taken place if any of the following events occurs:

             (i)    Any person, as that term is used in Section 13(d) and
Section 14(d)(2) of the Exchange Act, becomes, is discovered to be or files a report on Schedule 13D or 14D-1 (or any successor schedule, form or report) disclosing that such person is, a beneficial owner (as defined in Rule 13d-3 under the Exchange Act or any successor rule or regulation), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors (unless such person is known to be already such a beneficial owner on October 25, 1996);
             (ii) Individuals who, as of October 25, 1996, constitute the Board of Directors of the Company cease for any reason to constitute at least a majority of the Board of Directors of the Company, unless any such change is approved by a unanimous vote of the members of the Board of Directors of the Company in office immediately prior to such cessation;

             (iii) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, or securities of the Company are exchanged for securities of another corporation or other legal person, and immediately after such merger, consolidation, reorganization or exchange less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held, directly or indirectly, in the aggregate by the holders of securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction;

             (iv) The Company in any transaction or series of related transactions, sells all or substantially all of its assets to any other corporation or other legal person and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or sales are held, directly or indirectly, in the aggregate by the holders of securities entitled to vote generally in the election of directors of the Company immediately prior to such sale;

             (v) The Company and its affiliates shall sell or dispose of (in a single transaction or series of related transactions) business operations that generated two-thirds of the consolidation revenues (determined on the basis of the Company's four most recently completed fiscal quarters for which reports have been filed under the Exchange Act) of the Company and its subsidiaries immediately prior thereto;

             (vi) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

             (vii) Any other transaction or series of related transactions occur that have substantially the effect of the transactions specified in any of the preceding clauses in this sentence.

         Notwithstanding the provisions of Section (a)(i) or (a)(iv) hereof, unless otherwise determined in a specific case by majority vote of the Board of Directors of the Company, a Change in Control shall not be deemed to have occurred for purposes of this Plan solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities or (iii) any Company- sponsored employee stock ownership plan, or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D, Form 8-K or Schedule 14A (or any successor schedule, form or report or item thereon) under the Exchange Act, disclosing beneficial ownership by it of shares of stock of the Company, or because the Company reports that a Change in Control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

         (b) Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Agreement, each Participant shall have immediate vesting of, and the immediate right to, exercise all outstanding Options, and any risk of forfeiture included in any Stock Award, Dividend Equivalent Rights and Deferred Stock Units shall lapse.

                  12. - ADJUSTMENT UPON CHANGE IN COMMON STOCK
                  --------------------------------------------

         12.01 Adjustments. The maximum number of shares as to which awards may
               -----------
be granted under this Plan, the terms of outstanding awards and the per individual limitations on the number of shares for which Options, Stock Awards and Performance Shares may be granted, shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article XII by the Committee shall be final and conclusive.

         The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which awards may be granted, the per individual limitations on the number of shares for which Options, Stock Awards and Performance Shares may be granted or the terms of outstanding awards.

         The Committee may grant awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Section 12.01. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted award shall be as the Committee, in its discretion, determines is appropriate.

         12.02 Mergers or Other Corporate Transaction. Upon consummation of a
               --------------------------------------
consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a "Transaction"), the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Options: (i) provide that such Options shall be assumed or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised Options will terminate immediately prior to the consummation of the Transaction unless exercised by the optionee within a specified period following the date of such notice, and/or (iii) in the event of a business combination under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the business combination, make or provide for a cash payment to the optionees equal to the difference between (A) the value (as determined by the Committee) of the consideration payable per share of Common Stock pursuant to the business combination (the "Merger Price") times the number of shares of

Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Options in exchange for the termination of such Options. In the event Options will terminate upon the consummation of the Transaction, each optionee shall be permitted, within a specified period determined by the Committee, to exercise all non-vested Options, subject to the consummation of the Transaction.

                            13. - COMPLIANCE WITH LAW
                        AND APPROVAL OF REGULATORY BODIES
                        ---------------------------------

         No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted or for which an Option is exercised or a Performance Share settled may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

                            14. - GENERAL PROVISIONS
                            ------------------------

         14.01 Effect on Employment and Service. Neither the adoption of this
               --------------------------------
Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

         14.02 Unfunded Plan. The Plan, insofar as it provides for grants, shall
               -------------
be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this

Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

         14.03 Rules of Construction. Headings are given to the articles and
               ---------------------
sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

                                 15. - AMENDMENT
                                 ---------------

         The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan, (ii) the amendment changes the class of individuals eligible to become Participants or (iii) the amendment materially increases the benefits that may be provided under the Plan. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any award outstanding at the time such amendment is made.

                             16. - DURATION OF PLAN
                             ----------------------

         No award may be granted under this Plan with respect to the reserved shares of Common Stock added to the Plan as a result of the amendment and restatement of this Plan more than ten years after the date this amended and restated Plan is adopted by the Board. Awards granted before that date shall remain valid in accordance with their terms.

                          17. - EFFECTIVE DATE OF PLAN
                          ----------------------------

         Options, Deferred Stock Units, Dividend Equivalent Rights and Performance Share Awards may be granted under this amended and restated Plan upon its adoption by the Board, provided that no such award shall be effective or exercisable unless this Plan is approved by the holders of a majority of the votes present or represented and entitled to be cast by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting. Stock Awards may be granted under this Plan upon the later of its adoption by the Board or its approval by shareholders in accordance with the preceding sentence.